Exhibit 21

SUBSIDIARIES OF THE COMPANY

1.   Air Travel Services, Inc., a Tennessee corporation

2.   OCI, Inc., a Delaware corporation

3.   DFI, Inc., a Tennessee corporation

4.   O’Charley’s Service Company, Inc., a Tennessee corporation

5.   O’Charley’s Sports Bar, Inc., an Alabama corporation

6.   O’Charley’s Sports Bar of Alabaster, Inc., an Alabama corporation

7.   O’Charley’s Finance Company, Inc., a Tennessee corporation

8.   OPI, Inc., a Colorado corporation

9.   O’Charley’s Management Company, Inc., a Tennessee corporation

10. Stoney River Management Company, Inc., a Delaware corporation

11. O’Charley’s Restaurant Properties, LLC, a Delaware limited liability company

12. Stoney River Legendary Management, L.P., a Georgia limited partnership

13. Stoney River, LLC, a Delaware limited liability company

14. SRLS LLC 5001, a Delaware limited liability company

15. SRLS LLC 5002, a Delaware limited liability company

16. SRLS LLC 5003, a Delaware limited liability company

17. SRLS LLC 5004, a Delaware limited liability company

18. SRLS LLC 5005, a Delaware limited liability company

19. SRLS LLC 5006, a Delaware limited liability company

20. 99 Commissary, LLC, a Delaware limited liability company

21. 99 Restaurants, LLC, a Delaware limited liability company

22. 99 Restaurants of Boston, LLC, a Delaware limited liability company

23. 99 Restaurants of Vermont, LLC, a Vermont limited liability company

24. 99 Restaurants of Massachusetts, a Massachusetts Business Trust

25. 99 West, Inc., a Massachusetts corporation

26. JFC Enterprises, LLC, a Delaware limited liability company

27. Wi-Tenn Restaurants, LLC, a Delaware limited liability company